UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2004

Date of report (date of earliest event reported)

MGE ENERGY, INC.
(a Wisconsin Corporation)
133 South Blair Street
Madison, Wisconsin 53703
(608) 252-7000

Name of Registrant, State of Incorporation, Address of Principal
Executive Offices, and Telephone No.

000-49965
Commission File No.

39-2040501

IRS Employer Identification No.

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2004, MGE Energy, Inc., renewed its $60 million revolving line of credit note with Bank One, N.A. The term of the line of credit note extends until September 30, 2005. The maximum principal amount available under the note is: $30 million from September 29, 2004, through December 31, 2004; $45 million on January 1, 2005, through March 31, 2005; and $60 million dollars on April 1, 2005, through September 30, 2005. At any time, the company may amend the note and increase the "Commitment Amount" then available to an amount not to exceed $60 million. Borrowings under the note will be used from time to time for general corporate purposes. The interest rate on borrowings under the note is based on the London Interbank Offering Rate (LIBOR) plus 0.75% per annum. The note requires that the company maintain a ratio of consolidated indebtedness to consolidated capitalization of not more than 0.65 to 1.00.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc.
(Registrant)

______________________________
/s/ Jeffrey C. Newman
Jeffrey C. Newman
Vice President and Treasurer

Date: October 1, 2004